Exhibit 99.1

Viasat Announces K. Guru Gowrappan as President

CARLSBAD, Calif., April 13, 2023 - Viasat Inc. (NASDAQ: VSAT), a global leader in satellite communications, announced today that K. Guru Gowrappan has been appointed as the new company President, effective April 13, 2023. As President, Gowrappan will work closely with Mark Dankberg, Viasat’s Chairman of the Board and CEO in leading Viasat’s global operations and the company’s growth strategy.

Gowrappan brings over 20 years of exceptional executive leadership and technology experience in creating, operating and growing consumer internet media, transactional and subscription-based products. His diverse background across different technology sectors, coupled with a product-driven mindset, enables Gowrappan to deliver innovative customer-first experiences that create value for brands and partners. Previously, Gowrappan was CEO of Verizon Media Group, the media division of Verizon Communications, Inc., consisting of leading brands such as Yahoo, HuffPost, TechCrunch and others. Earlier in his career, he held various leadership roles, including a focus on international growth initiatives at Alibaba and Zynga. He also brings a very successful track-record in value creation via large scale M&A and integrations. He has established a reputation for data driven operational efficiency and innovative business strategies, while enabling an engaged and focused team.

“Guru is an accomplished leader with extensive international technology experience, and we are extremely pleased to welcome him to Viasat,” said Mark Dankberg, Chairman and CEO of Viasat. “His experience in integrating large technology organizations, operating and growing one of the world’s largest internet platforms, delivering content to hundreds of millions of users, identifying new growth opportunities and creating powerful global partnerships are especially pertinent as we scale our fixed and mobile businesses globally. Guru’s strong background in M&A, interactive digital products, sharp focus on cost effective execution, and his attention to organizational culture can help us realize the operational and financial goals enabled by the ViaSat-3 constellation and the pending Inmarsat acquisition.”

“I am excited to be appointed as the new President of Viasat at such a dynamic and transformative time for our company. The satellite industry is experiencing unprecedented change in the way customers experience connectivity, interactivity and mobility. The Viasat team is the best in the business, having developed a strong foundation in serving customers and delivering products with a technology advantage. I am committed to building on this momentum with Mark while continuing to strengthen our customer-first approach. I believe the time is now for Viasat to shape the future of our industry and I am excited to be part of this incredible team,” Gowrappan commented.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements about the focus and responsibilities of Mr. Gowrappan, Viasat’s ability to scale its fixed and mobile businesses globally, and the operational and financial goals enabled by the ViaSat-3 constellation and pending Inmarsat acquisition. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; risks and uncertainties related to the Inmarsat transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; changes in the global business environment and economic conditions; introduction of new technologies, increased competition, and other factors affecting the communications and defense industries generally; and our dependence on a limited number of key employees.. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Deb Green, Public Relations—Corporate, +1 (678) 395-0122, deb.green@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com